Exhibit (a(iii)) under Form N-1A
                                          Exhibit (3(i)) under Item 601/Reg. S-K

                                                 (Amd. #20) file stamped 1/18/00

              FEDERATED FUND FOR U.S. GOVERNMENT SECURITIES, INC.

                             ARTICLES OF AMENDMENT


      FEDERATED FUND FOR U.S. GOVERNMENT SECURITIES, INC., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation that:

      FIRST: The charter of the Corporation is amended by inserting, at the end of Article NINTH, a new Section 13 thereof, to read:

      "13.        To the extent permitted under Maryland law, without the vote of the shares of any class of stock of the Corporation then outstanding, the Corporation may, upon approval of a majority of the Board of Directors, sell and convert into money all the assets of any class or series of the Corporation. Upon making provision for the payment of all outstanding obligations, taxes and other liabilities, accrued or contingent, belonging to the Corporation, or any class or series thereof, the Directors shall distribute the remaining assets of the Corporation ratably among the holders of the outstanding shares of the Corporation, or any affected class or series thereof."

      SECOND: The foregoing amendment to the charter of the Corporation was approved by the Board of Directors of the Corporation; and has been duly approved by the shareholders of the Corporation at a special meeting of the shareholders held on March 26, 1999.

      IN WITNESS WHEREOF, Federated Fund for U.S. Government Securities, Inc., has caused these Articles of Amendment to be signed in its name and on its behalf as of January 13, 2000, by its duly authorized officers, who acknowledge that these Articles of Amendment are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth therein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.


WITNESS:                      FEDERATED FUND FOR U.S. GOVERNMENT
                              SECURITIES, INC.

/s/ C. Grant Anderson         By:  /s/ J. Christopher Donahue
------------------------           ----------------------------------
C. Grant Anderson                     J. Christopher Donahue
Assistant Secretary                   President